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                                                                Exhibit 10.1

                            ANGELICA CORPORATION

                            EMPLOYMENT AGREEMENT

         This agreement (this "Agreement") has been entered into this 15th day of September, 2003, by and between Angelica Corporation, a Missouri corporation (the "Company"), and Stephen M. O'Hara, an individual (the "Executive").

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to hire and appoint the Executive as President and Chief Executive Officer of the Company as of the Effective Date (as defined below); and

         WHEREAS, this Agreement contains the terms and conditions that have been negotiated by the Company and the Executive as an inducement to the Executive to accept employment with the Company and as an incentive to reinforce and encourage the continued attention and dedication of the Executive to the Company and its business throughout the Employment Period (as defined below), even in the face of a potential Change in Control;

         NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

SECTION 1:        DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                  1.1(a)     "ACCRUED OBLIGATIONS" has the meaning set forth in
                  Section 4.1(a) of this Agreement.

                  1.1(b)     "ADDITIONAL RETIREMENT BENEFITS" has the meaning
                  set forth in Section 2.4(f) of this Agreement.

                  1.1(c)     "ANNUAL BONUS" has the meaning set forth in
                  Section 2.4(b) of this Agreement.

                  1.1(d)     "ANNUAL BASE SALARY" has the meaning set forth in
                  Section 2.4(a) of this Agreement.

                  1.1(e)     "BOARD" means the Board of Directors of the
                  Company.

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                  1.1(f)     "CAUSE" has the meaning set forth in Section 3.3
                  of this Agreement.

                  1.1(g)     "CHANGE IN CONTROL" means:

                           (i) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                           (ii)Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation l4A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (1) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote


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                           generally in the election of directors,
                           and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (iv)Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                  1.1(h)     "CHANGE IN CONTROL DATE" means the date that a
                  Change in Control first occurs.

                  1.1(i)     "COMPANY" has the meaning set forth in the first
                  paragraph of this Agreement and, with regard to successors, in Section 6.2 of this Agreement.

                  1.1(j)     "CODE" shall mean the Internal Revenue Code of
                  1986, as amended.

                  1.1(k)     "CURRENT TARGET BONUS" has the meaning set forth in
                  Section 4.2(b) of this Agreement.

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                  1.1(l)     "DATE OF TERMINATION" has the meaning set forth
                  in Section 3.8 of this Agreement.

                  1.1(m)     "DISABILITY" has the meaning set forth in
                  Section 3.2 of this Agreement.

                  1.1(n)     "DISABILITY EFFECTIVE DATE" has the meaning set
                  forth in Section 3.2 of this Agreement.

                  1.1(o)     "EFFECTIVE DATE" means the date of this Agreement.

                  1.1(p)     "EMPLOYMENT PERIOD" means the period beginning on
                  the Effective Date and ending on the earlier of (i) the Date of Termination, or (ii) expiration of the Term of this Agreement.

                  1.1(q)     "EXCHANGE ACT" means the Securities Exchange Act
                  of 1934, as amended.

                  1.1(r)     "EXCISE TAX" has the meaning set forth in
                  Section 4.2(f) of this Agreement.

                  1.1(s)     "GOOD REASON" has the meaning set forth in
                  Section 3.4 of this Agreement.

                  1.1(t)     "GROSS-UP PAYMENT" has the meaning set forth
                  in Section 4.2(f) of this Agreement.

                  1.1(u)     "INCUMBENT BOARD" has the meaning set forth in
                  Section 1.1(g)(ii) of this Agreement.

                  1.1(v)     "INITIAL TERM" means the period that begins on the
                  Effective Date and ends as of the close of business on the third anniversary of the Effective Date.

                  1.1(w)     "NOTICE OF TERMINATION" has the meaning set
                  forth in Section 3.7 of this Agreement.

                  1.1(x)     "OTHER BENEFITS" has the meaning set forth in
                  Section 4.1(d) of this Agreement.

                  1.1(y)     "OUTSTANDING COMPANY COMMON STOCK" has the meaning
                  set forth in Section 1.1(g)(i) of this Agreement.

                  1.1(z)     "OUTSTANDING COMPANY VOTING SECURITIES" has the
                  meaning set forth in Section 1.1(g)(i) of this Agreement.

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                  1.1(aa)    "PAYMENT" has the meaning set forth in
                  Section 4.2(f) of this Agreement.

                  1.1(bb)    "PERSON" means any "person" within the meaning of
                  Sections 13(d) and 14(d) of the Exchange Act.

                  1.1(cc)    "RENEWAL TERM" means the period that begins as of
                  the anniversary date of the Effective Date in any year on or after 2006 and ends on the next succeeding anniversary date of the Effective Date; provided that no notice of non-renewal has been received prior thereto pursuant to
                  Section 2.1 of this Agreement.

                  1.1(dd)    "SUPPLEMENTAL PLAN" has the meaning set forth
                  in Section 4.2(f) of this Agreement.

                  1.1(ee)    "TERM" has the meaning set forth in Section 2.1
                  of this Agreement.

         1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

         1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

         1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

SECTION 2:        TERMS AND CONDITIONS OF EMPLOYMENT.

         2.1 PERIOD OF EMPLOYMENT; TERM OF AGREEMENT. The Executive shall remain in the employ of the Company throughout the Employment Period in accordance with the terms and provisions of this Agreement. The "Term" of this Agreement shall be the period that begins on the Effective Date and ends as of the close of business on the later of: (i) Initial Term, or (ii) any Renewal Term. This Agreement will automatically renew at the end of the Initial Term or a Renewal Term annually for an additional Renewal Term unless either party gives the other written notice by March 15, 2006 in the Initial Term, or March 15 of any Renewal Term, of such party's intent not to renew this Agreement.

         2.2      POSITIONS AND DUTIES.

                  2.2(a)     Throughout the Employment Period, the Executive
                  shall serve as President and Chief Executive Officer of the Company, subject to the reasonable directions of the Board. The Executive shall have such authority and shall perform such duties as are specified in or contemplated by the Bylaws of the Company for the offices to which he


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                  has been appointed and shall so serve subject to the control exercised by the Board from time to time. The Executive shall continue to serve as a director on the Board throughout the Employment Period until the end of his current term, at which time he will be subject to the usual and customary nomination and election policies and procedures then currently applicable to the Company.
                  During the Employment Period, the Executive will be paid no additional fees or other compensation for his service as a director on the Board or the boards of any of the Company's subsidiaries, other than the compensation that the Executive is then being paid by the Company for his services as an executive officer and employee of the Company.

                  2.2(b)     Throughout the Employment Period (but excluding any
                  periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this Section 2.2(b) for the Executive to (i) serve on corporate, civic or charitable boards or committees (subject to the restrictions and limitations set forth in the two immediately succeeding sentences of this Section 2.2(b)), (ii) deliver lectures or fulfill speaking engagements, (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as is in effect at such times, or (iv) provide services under the Executive's existing consulting agreement with the Executive's prior employer.
                  The Executive agrees that he shall serve on no more than one other corporate board of directors in addition to his service on the Board or the board of any subsidiary of the Company during the first year of the Employment Period and not more that two other corporate boards of directors in addition to his service on the Board or the board of any subsidiary of the Company at any time during the Employment Period after the first year. The Executive also agrees that he will not accept an invitation to join or be nominated to serve on any other corporate board without prior consultation with and approval by the Board, which approval will not be unreasonably withheld.

         2.3 SITUS OF EMPLOYMENT. Throughout the Employment Period, the Executive's services shall be performed at the Company's executive offices located in the greater St. Louis, Missouri metropolitan area.

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         2.4      COMPENSATION.

                  2.4(a)     ANNUAL BASE SALARY. The Executive will initially
                  receive an annual base salary ("Annual Base Salary") of three hundred and eighty thousand dollars ($380,000.00), which shall be paid in equal or substantially equal semi-monthly installments. During the Employment Period, the Annual Base Salary payable to the Executive shall be reviewed by the Board and/or the Compensation and Organization Committee at least once annually and shall be increased at the discretion of the Board or the Compensation and Organization Committee of the Board but shall not be reduced.

                  2.4(b)     ANNUAL INCENTIVE BONUSES. In addition to Annual
                  Base Salary, the Executive will be entitled to earn an incentive bonus on an annual basis during the Employment Period beginning with the Company's 2005 fiscal year ("Annual Bonus"). For the 2005 fiscal year and each fiscal year of the Employment Period thereafter, the Board will set, on or before the 90th day of such fiscal year, the criteria which will be required to be achieved by the Executive during the fiscal year to earn all or a specified percentage of his Annual Bonus. The maximum Annual Bonus that the Executive may earn is 100%, and the target bonus is 50%, of the Executive's then-current Annual Base Salary.

                  2.4(c)     LONG-TERM INCENTIVE PLAN AWARDS. The Company
                  proposes to begin a long-term incentive plan beginning in the Company's 2005 fiscal year under which the Executive will be entitled to earn long-term incentive bonus awards payable in restricted shares of the Company's Common Stock (the "Long-Term Bonus"). The Executive will be eligible to earn a Long-Term Bonus during the Employment Period on the basis of the achievement of performance goals during a three-year performance period. The Board will set, on or before the 90th day of such fiscal year, the performance goals to be achieved during the performance period that is then commencing in order for the Executive to earn all or a specified portion of his Long-Term Bonus. The Long-Term Bonus amount that may be earned by the Executive will be set at 80% of the Executive's then-current Annual Base Salary.

                  2.4(d)     STOCK OPTIONS. As an inducement to the Executive
                  to accept employment with the Company as its President and Chief Executive Officer, the Board will grant to the Executive as of the Effective Date options to purchase One Hundred Thousand (100,000) shares of the Company's Common Stock with an exercise price equal to the closing price of the Company's Common Stock on the New York Stock Exchange on the day prior to the date of this Agreement. The options shall have a term of ten years from the date of grant. One-third of the total number of shares subject to the option shall vest and become exercisable immediately on each of the first three annual anniversary dates of the grant of such option. The options described in this paragraph will be granted


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                  outside of any existing stock-based compensation plan of
                  the Company but the Company will use its best efforts to file, and have declared effective, a registration statement covering the issuance of the shares subject to this option as soon as practicable after the date of grant.

                  As an additional inducement to the Executive to accept employment with the Company, the Board will grant to the Executive as of the Effective Date an additional option for the purchase of Fifty Thousand (50,000) shares of the Company's Common Stock which will vest and become exercisable only upon the closing price of the Company's Common Stock on the New York Stock Exchange being at least $25.00 per share during any period of five consecutive trading days during the Employment Period and a second additional option for the purchase of Fifty Thousand (50,000) shares of the Company's Common Stock which will vest and become exercisable only upon the closing price of the Company's Common Stock on the New York Stock Exchange being at least $30.00 per share during any period of five consecutive trading days during the Employment Period. The options granted under this paragraph will have exercise prices of $25.00 and $30.00 per share, respectively, to match the per share stock price goals for each such option. Each option will have a term of ten years from the date of grant. The options described in this paragraph will be granted outside any existing stock-based compensation plan of the Company but the Company will use its best efforts to file, and have declared effective, a registration statement covering the issuance of the shares subject to these options as soon as practicable after the date of grant.

                  All options granted pursuant to this Section 2.4(d) shall be evidenced by option agreements in the forms presented to the Compensation and Organization Committee.

                  2.4(e)     RESTRICTED STOCK. As an inducement to the Executive
                  to accept employment with the Company as its President and Chief Executive Officer, the Board will grant to the Executive as of the Effective Date an award of Three
                  Thousand (3,000) shares of the Company's Common Stock (the "Restricted Shares"). One thousand (1,000) Restricted
                  Shares shall vest immediately upon the completion of each of the first three annual anniversary dates of the grant of the Restricted Shares. The Executive may not sell or otherwise dispose of the Restricted Shares prior to their vesting but the Executive will be entitled to receive all dividends and other distributions on, and vote, the Restricted Shares prior to the vesting of such shares. The terms of the restrictions applicable to the Restricted
                  Shares, including the circumstances upon which the Restricted Shares may vest earlier than described in this
                  Section 2.4(e), will be set forth in detail in the Restricted Stock Agreement to be delivered by the Company to the Executive as of the date of grant. The Restricted Shares are granted outside of any existing stock-based


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                  compensation plan of the Company but the Company will use
                  its best efforts to file, and have declared effective, a registration statement covering these shares as soon as practicable after the date of grant.

                  2.4(f)     SAVINGS, DEFERRED COMPENSATION AND RETIREMENT
                  PLANS. Throughout the Employment Period, the Executive shall be entitled to participate in all savings, deferred compensation and retirement plans generally available to other peer executives of the Company, including the Company's 401(k) Plan, the Mirror 401(k) and Deferred Compensation Plan, the qualified defined benefit Pension Plan and the Supplemental Retirement Benefits Plan. For purposes of the Supplemental Retirement Benefits Plan (the "Supplemental Plan"), the Executive will participate at the maximum percentage of fifty percent (50%) of his final average compensation for purposes of computing the Executive's benefits thereunder.

                  In addition to the savings, deferred compensation and retirement plans available to other similarly situated executives, the Company will credit the Executive with three years of service under the Supplemental Plan for purposes of the calculation of benefits for each year of actual service rendered by the Executive during the Employment Period (the "Additional Retirement Benefits"). This agreement with respect to the Additional Retirement Benefits will either be inserted into the Supplemental Plan directly by addendum or amendment or will be reflected in a separate agreement between the Company and the Executive. The Additional Retirement Benefits will be offset by any benefits payable to the Executive under the Pension Plan, the Supplemental Plan (if the Additional Retirement Benefits are not otherwise incorporated into such plan) and any other non-contributory retirement plan benefits (which specifically will not include benefits payable to the Executive under the Deferred Compensation Option Plan for Directors or any other deferred compensation plan of the Company in which the Executive may participate during the Employment Period) payable by the Company to the Executive.

                  2.4(g)     WELFARE BENEFIT PLANS. Throughout the Employment
                  Period (and thereafter, subject to Sections 4.1(c) and 4.2(d) of this Agreement), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company.

                  2.4(h)     BUSINESS EXPENSES. Throughout the Employment
                  Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in the conduct of the business of the Company (including


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                  travel and entertainment expenses) in accordance with the
                  policies, practices and procedures generally applicable within the Company. The Executive will be entitled to the reimbursement of dues for one luncheon or athletic club
                  (not a country club or golf club) and for one airline club membership. The Executive will also be entitled to reimbursement for annual executive education and development programs not to exceed eight (8) regular business days, provided that no single program may extend beyond five
                  (5) consecutive regular business days.

                  2.4(i)     OFFICE AND SUPPORT STAFF AND EQUIPMENT. Throughout
                  the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance commensurate with his office, duties and responsibilities with the Company. The Executive shall also be provided, at the Company's expense, a personal cell phone, laptop and any other electronic communication device that the Executive reasonably requires to effectively perform his offices, duties and responsibilities with the Company.

                  2.4(j)     VACATION. Throughout the Employment Period, the
                  Executive shall be entitled to paid vacation equal to four weeks per year.

SECTION 3:        TERMINATION OF EMPLOYMENT.

         3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

         3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 7.2 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive under this Agreement on a full-time basis for a period of one hundred eighty (180) consecutive regular business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The
Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

         3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (a) the Executive's willful and continued failure to substantially perform his duties with the Company (other


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than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Executive has not substantially performed his duties, (b) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust, or (c) the Executive's material breach of any provision of this Agreement. For purposes of this Section 3.3, no act or failure to act on the Executive's part shall be considered "willful" unless done or omitted to be done without good faith on the part of the Executive and without the Executive's reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (x) he receives a Notice of Termination from the Company, (y) he is given the opportunity, with counsel, to be heard before the Board, and (z) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

         3.4 GOOD REASON. The Executive may terminate his employment with the Company during the Employment Period for "Good Reason," which shall mean:

                  3.4(a)     the assignment to the Executive of any duties
                  inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith by the Company and which the Company remedies promptly after receipt of notice thereof given by the Executive;

                  3.4(b)     (i) the failure by the Company to continue in
                  effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4, (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, or deprive the Executive of any material benefits enjoyed by the Executive as described in Section 2.4(h) and (i), or
                  (iii) the failure by the Company to provide the Executive with paid vacation to which the Executive is entitled as described in Section 2.4(j);

                  3.4(c)     the Company's requiring the Executive to be based
                  at any office or location other than that described in
                  Section 2.3;

                  3.4(d)     a material breach by the Company of any provision
                  of this Agreement;

                  3.4(e)     any purported termination by the Company of the
                  Executive's employment otherwise than as expressly permitted by this Agreement; or

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                  3.4(f)     within a period ending at the close of business on
                  the date that is three (3) years after the Change in Control Date, if the Company has failed to comply with and satisfy Section 6.2 on or after such Change in Control
                  Date;

         For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         3.5 VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment with the Company for any reason or for no reason at any time during the Employment Period; provided the Executive may not terminate his employment voluntarily (except for Good Reason) unless the Executive has given the Company at least six month's notice of such intent to terminate (subject to the Company's determination in its sole discretion to waive or shorten such notice requirement).

         3.6 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment with the Company for any reason or for no reason, without citing Cause, at any time during the Employment Period, subject to the provisions of Section 4 of this Agreement.

         3.7 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination given in accordance with Section 7.2 to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 3.8 hereof) is other than the date of receipt of such notice, specifies the Date of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         3.8 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or any other reason, the date of receipt by the Executive of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination which date shall not be more than thirty (30) or less than fifteen (15) days after the receipt of such notice; or (iv) if the Executive's employment is terminated by the Executive voluntarily (either prior to or after a Change in Control Date), the date that is specified in the Notice of Termination that is at least six months after the receipt of the Notice of Termination by the Company unless the Company decides to waive or shorten the notice period in its sole discretion. If within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the


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termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

SECTION 4:        CERTAIN BENEFITS UPON TERMINATION.

         4.1 TERMINATION WITHOUT CAUSE NOT IN CONNECTION WITH A CHANGE IN CONTROL. If, prior to a Change in Control Date during the Employment Period (except in the event that one of the following terminations of employment occurs within the six-month period prior to the earlier of (a) a Change in Control Date or (b) the execution of a definitive agreement or contract that eventually results in a Change in Control, which shall result in the payment of severance benefits set forth in Section 4.2 of this Agreement), (i) the Company shall terminate the Executive's employment without Cause, (ii) the Executive shall terminate his employment for Good Reason, or (iii) the Executive's employment terminates in conjunction with the expiration of the Term of this Agreement, if the Company is the party giving the notice of non-renewal (as required by Section 2.1 of this Agreement) causing the expiration of the Term, the Executive shall be entitled to the payment of the benefits provided below:

                  4.1(a)     ACCRUED OBLIGATIONS. Within thirty (30) days after
                  the Date of Termination, the Company shall pay to the Executive the sum of (i) the Executive's Annual Base
                  Salary through the Date of Termination to the extent not previously paid, (ii) the accrued benefit payable to the Executive under any deferred compensation plan, program or arrangement in which the Executive is a participant subject to the computation of benefits provisions of such plan, program or arrangement, and (iii) any accrued vacation pay; in each case to the extent not previously paid (the "Accrued Obligations").

                  4.1(b)     ANNUAL BASE SALARY CONTINUATION. For a period of
                  twenty-four (24) months beginning in the month immediately subsequent to the month in which the Date of Termination occurs, the Company shall pay to the Executive, on a semi-monthly basis consistent with its then-existing payroll practices, the Executive's then-current Annual
                  Base Salary. The Company at any time may elect to pay the balance of such payments then remaining in a lump sum, without discount.

                  4.1(c)     MEDICAL AND HEALTH BENEFIT CONTINUATION. For each
                  year that the Executive is employed by the Company prior to termination of his employment, the Executive will be entitled to the continuation for two (2) years after termination (up to a maximum of ten (10) years in the aggregate) of medical and health benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
                  Section 2.4(g) if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and


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                  is eligible to receive medical or health benefits under
                  another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

                  4.1(d)     OTHER BENEFITS. To the extent not previously paid
                  or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families ("Other
                  Benefits").

         4.2 BENEFITS UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL. If (a) a Change in Control occurs during the Employment Period and within three (3) years after the Change in Control Date (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, OR, alternatively, (b) if one of the above-described terminations of employment occurs within the six-month period prior to the earlier of (i) a Change in Control Date or (ii) the execution of a definitive agreement or contract that eventually results in a Change in Control, then the Executive shall become entitled to the payment of the benefits as provided below as of either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Change in Control Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits as set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"):

                  4.2(a)     ACCRUED OBLIGATIONS. Within thirty (30) days
                  after the Entitlement Date, the Company shall pay to the Executive the Accrued Obligations.

                  4.2(b)     SEVERANCE AMOUNT. Within thirty (30) days after
                  the Entitlement Date, the Company shall pay to the Executive as severance pay in a lump sum, in cash, an amount equal to two (2) times an amount equal to the Executive's then-current Annual Base Salary and Current Target Bonus. For purposes of this Section 4.2(b), "Current Target
                  Bonus" means the Annual Bonus for the year in which the termination of the Executive's employment occurs that is equal to fifty percent (50%) of the Executive's then-current Annual Base Salary.

                  4.2(c)     STOCK OPTIONS AND RESTRICTED STOCK. To the extent
                  not otherwise provided for under the terms of the Company's stock-based compensation plans or the Executive's award or grant agreements, all stock options and restricted stock held by the Executive that have not expired in accordance with their respective terms shall fully vest as of the Entitlement Date.

                  4.2(d)     MEDICAL AND HEALTH BENEFIT CONTINUATION. For each
                  year that the


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                  Executive is employed by the Company prior to termination
                  of his employment, the Executive will be entitled to the continuation for two (2) years after termination (up to a maximum of ten (10) years in the aggregate) of medical and health benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
                  Section 2.4(g) if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

                  4.2(e)     OTHER BENEFITS. To the extent not previously paid
                  or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any Other Benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families.

                  4.2(f)     EXCESS PARACHUTE PAYMENT. Anything in this
                  Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section 4.2(f)) (a "Payment") would be subject to the excise tax imposed by Code Section 4999 (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment on an after-tax basis equal to the Excise Tax imposed upon the Payment. The intent of the parties is that the Company shall be responsible in full for, and shall pay, any and all Excise Tax on any Payments and Gross-Up Payment(s) and any income and all excise and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment(s) as well as any loss of deduction caused by or related to the Gross-Up Payment(s).

                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten


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

                  business days after the Executive is informed in writing of such claim by the Internal Revenue Service and the notification shall apprise the Company of the nature of the claim and the date on which such claim is required to be paid. The Executive shall not pay such claim prior to the expiration of a 30-day period following the date on which the Executive has given such notification to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is required). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall cooperate with the Company in so contesting; provided, however, that the Company shall bear and pay all costs and expenses (including additional interest and penalties) incurred in connection with such contest, on an after-tax basis to the Executive.

         4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period (either prior or subsequent to the Change in Control Date), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and
(ii) the timely payment or provision of Other Benefits, including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

         4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period (either prior or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits including Disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

         4.5 TERMINATION FOR ANY OTHER REASONS. If the Executive's employment shall be terminated for Cause during the Employment Period or by the Executive voluntarily (either prior or subsequent to a Change in Control
Date), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations. In such case, all of the Executive's Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

         4.6 NON-EXCLUSIVITY OF RIGHTS; SUPERCEDING OF CERTAIN BENEFITS. Except as provided in Sections 4.1(c) and 4.2(d) and in this Section 4.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights that the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or


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

agreement except as explicitly modified by this Agreement.

         4.7 FULL SETTLEMENT. The parties agree that the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder are intended to be in full settlement of all claims that the Executive may have against the Company with respect to the termination of the Executive's employment with the Company and the Executive may be required to execute and deliver an agreement to this effect prior to receipt of any payments under this Agreement. The payments to be made by the Company or any other obligation that the Company is required to perform pursuant to this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 4.1(c) and 4.2(d), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

         4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) as to whether any termination of the Executive's employment was for Cause, or (ii) as to whether any termination of the Executive's employment for Good Reason was made in good faith, then, unless and until there is a final, non-appealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 or 4.2 as though such termination was without Cause or for Good Reason, as the case may be; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 4.8 except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

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SECTION 5:        NON-COMPETITION.

         5.1      NON-COMPETE AGREEMENT.

                  5.1(a) During the period beginning on the date the Employment Period expires and ending two (2) years thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company or any of its subsidiaries; provided that, if the Executive's employment is terminated for Good Reason, then the Executive will not be subject to the restrictions of this Section 5.1(a).

                  5.1(b)     For purposes of Section 5.1, a business enterprise
                  with which the Executive becomes associated as an officer, employee, agent, partner, or director shall be considered in substantial direct competition, if such entity competes with the Company or its subsidiaries in any business in which the Company or any of its subsidiaries is engaged and is within in the Company's or the subsidiary's market area as of the date that the Employment Period expires.

                  5.1(c)     During the period beginning on the date the
                  Employment Period expires and ending two (2) years thereafter, the Executive shall not directly or indirectly solicit the employment of, recruit, employ, hire, cause to be employed or hired, entice away or establish a business relationship with, (i) any then current employee of the Company or any of its subsidiaries or (ii) any person who was employed by the Company or any of its subsidiaries during the six (6) months immediately prior to the date that the Executive first solicits such person.

                  5.1(d)     The above constraints shall not prevent the
                  Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

         5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

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SECTION 6:        SUCCESSORS.

         6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         6.2 SUCCESSORS OF COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate this Agreement at his option on or after the Change in Control Date for Good
Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 7:         MISCELLANEOUS.

         7.1 OTHER AGREEMENTS. The Board may, from time to time in the future, provide other incentive programs and bonus arrangements to the Executive with respect to the occurrence of a Change in Control that will be in addition to the benefits required to be paid in the designated circumstances in connection with the occurrence of a Change in Control. Such additional incentive programs and/or bonus arrangements will affect or abrogate the benefits to be paid under this Agreement only in the manner and to the extent explicitly agreed to by the Executive in any such subsequent program or arrangement.

         7.2 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  Notice to Executive:

                  Stephen M. O'Hara
                  c/o Angelica Corporation
                  424 South Woods Mill Road
                  Chesterfield, Missouri  63017-3406

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                  With a Copy to:

                  Phillip Jameson
                  GW & Wade
                  93 Worcester Street
                  Wellesley, Massachusetts 02481

                  Notice to Company:

                  Angelica Corporation
                  424 South Woods Mill Road
                  Chesterfield, Missouri  63017-3406
                  Attention: Secretary

         7.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         7.4 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         7.5 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

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IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                 "Executive"



                                 /s/ Stephen M. O'Hara
                                 ---------------------
                                 Stephen M. O'Hara



                                 "Company"

                                 ANGELICA CORPORATION



                                 By /s/ Don W. Hubble
                                    -----------------
                                 Name: Don W. Hubble
                                       -------------
                                 Title: Chairman
                                        --------

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